UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 22, 2006

Hawaiian Electric Industries, Inc. Hawaiian Electric Company, Inc.	1-8503 1-4955	99-0208097 99-0040500
Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662—Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771—Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The following is an update to the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under “Most recent rate requests” and “Pension and other postretirement benefits” which are incorporated herein by reference to pages 49-52 and pages 40-42, respectively, of HEI’s and HECO’s Form 10-Q for the quarter ended September 30, 2006.

On December 22, 2006, HECO filed a request with the Public Utilities Commission of the State of Hawaii (PUC) for a general rate increase of $99.6 million or 7.2% over the electric rates currently in effect, based on a 2007 test year, an 8.92% rate of return on rate base, an 11.25% return on common equity and a $1.214 billion average rate base. HECO’s electric rates currently in effect include an interim rate increase of $53 million ($41 million net additional revenues) granted by the PUC in September 2005 in HECO’s 2005 test year rate case, which is subject to a final decision from the PUC, and is subject to refund with interest if and to the extent that the final decision provides for a lesser increase. If the revenues from the interim increase are not considered, the total amount is $151.5 million based on a 2007 test year.

HECO’s application includes a proposed new tiered rate structure for residential customers to reward customers who practice energy conservation with lower electric rates for lower monthly usage. The proposed rate increase includes costs incurred to maintain and improve reliability, such as a new system operation dispatch center and energy management system completed this year, new substations, a new outage management system to be added in 2007, and increased operation and maintenance expenses.

The application addresses the energy cost adjustment clause provisions of Act 162 and requests the continuation of HECO’s energy cost adjustment clause. In a separate pending proceeding, the electric utilities have requested PUC approval to record as a regulatory asset the amounts that would otherwise be charged to accumulated other comprehensive income in stockholders’ equity as a result of adopting Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.” In the rate increase application, HECO is seeking to include this regulatory asset in its rate base.

The PUC may grant an interim increase within 10 to 11 months following the filing of the application, however, there is no guarantee of such an interim increase. Similarly, the timing and amount of any final increase is up to the discretion of the PUC.

Forward-looking Statements

This document may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), on-going business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this document should be read in conjunction with the “Forward-Looking Statements” discussion (which is incorporated by reference herein) set forth on page iv of HEI’s and HECO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, and in HEI’s and HECO’s future periodic reports that discuss important factors that could cause HEI’s and HECO’s results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of this document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)	HAWAIIAN ELECTRIC COMPANY, INC. (Registrant)

/s/ Eric K. Yeaman	/s/ Tayne S. Y. Sekimura
Eric K. Yeaman Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer of HEI) Date: December 22, 2006	Tayne S. Y. Sekimura Financial Vice President (Principal Financial Officer of HECO) Date: December 22, 2006

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